Paul, Hastings, Janofsky & Walker LLP
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July 23, 2002                                              35948.00002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Form U-1 Application (File No. 070-10023) relating to the Acquisition of the Stock of Valley Energy, Inc.

Dear Sir or Madam:

We have acted as special counsel to C&T Enterprises ("C&T), Tri-County Rural Electric Cooperative, Inc. ("Tri-County"), Claverack Rural Electric Cooperative, Inc. ("Claverack") and Wilderness Area Utilities, Inc. ("Wilderness") (collectively, the "Applicants"), in connection with the Applicants' Application on Form U-1 (the "Application") filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). Pursuant to the Application, C&T requests authorization and approval in accordance with Sections 9(a)(2) and 10 of the Act to acquire all of the common stock of Valley Energy, Inc. ("Valley") (hereinafter, the "Transaction"). The Applicants request approval of the Transaction pursuant to Section 9(a)(2) of the Act because Wilderness, C&T, Citizens, Wellsboro and Valley will be considered affiliates under the Act once the Transaction is consummated. Tri-County and Claverack request that the Commission continue the exemptions previously granted to Tri-County and Claverack as exempt holding companies under Section 3(a)(1) of the Act or, in the alternative, Section 3(a)(2) of the Act. C&T requests that the Commission continue to declare C&T an exempt holding company pursuant to Section 3(a)(1) of the Act which exemption would leave C&T free from all Commission regulation except Section 9(a)(2) of the Act. Finally, Wilderness requests that the Commission continue its Section 3(a)(1) exemption under the Act.

As special counsel to the Applicants, we have examined copies of the Application and the various exhibits thereto; and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

As to any facts material to this opinion, we have relied upon the certifications, statements and representations of officers and other representatives of the Applicants and certificates of public officials. We are assuming that (a) such certifications, representations and warranties were when made, and on the date of consummation of the Transaction will be, true and correct, and (b) all conditions will have been satisfied or waived by the appropriate party. We are also assuming that the sale by NUI Utilities, Inc. of its Pennsylvania and New York natural gas assets is valid under applicable local, state and federal laws. Insofar as the laws of the State of New York or the Commonwealth of

Securities and Exchange Commission
July 23, 2002
Page 2


Pennsylvania are involved in the conclusions set forth in our opinions, we are relying without independent investigation on the opinion of July 18, 2002 of Couch White LLP, special New York counsel to Valley, and the opinion of July 22, 2002 of the Law Offices of van der Hiel & Chappel, special Pennsylvania counsel to Applicants, which are being delivered to you, and the opinions expressed herein are subject to the assumptions, limitations and qualifications expressed therein. We have otherwise undertaken no independent review or investigation of the factual basis for this opinion letter.

In our examination and in rendering the opinions expressed below, we have assumed the genuiness of all signatures, the legal capacity of natural persons signing each of the aforementioned documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all document submitted to us as certified, conformed or photostatic copies, and the authenticity of the written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the Application. In rendering the opinions expressed below, we have also assumed that (i) each of the aforementioned documents has been duly authorized, executed and delivered by each of the parties thereto, and that each of such documents constitutes this legal, valid and binding obligation of each party thereto, and (ii) the Board of Directors, officers, manager, member and other representatives, as applicable, of the Applicants will take all future corporate or limited liability company action necessary to authorize and consummate the Transaction proposed in the Application and all transactions contemplated by the Application.

Based on the foregoing assumptions and qualifications as described herein, it is our opinion that, in the event the Transaction is consummated in accordance with the Application:

(a) The laws of the State of New York and Commonwealth of Pennsylvania applicable to the Transaction will have been complied with.

(b)   (i)   Valley is validly organized and duly existing under the laws of the
State of Pennsylvania; and

      (ii) the stock to be issued by to C&T will be validly issued, fully paid and nonassessable and C&T will be entitled to the rights and privileges appertaining to the stock set forth in the charter or other documents defining such rights and privileges.

(c)    C&T will legally acquire the stock of Valley.

(d) The consummation of the Transaction will not violate the legal rights of the holders of any securities issued by Applicants or any "associate company" thereof (as such term is defined in the Act).

Securities and Exchange Commission
July 23, 2002
Page 3


We are members of the bar of the District of Columbia. We are not members of the bar of the State of New York or the Commonwealth of Pennsylvania and do not hold ourselves out as experts in the laws of the State of New York or the Commonwealth of Pennsylvania. Insofar as the laws of the State of New York or the Commonwealth of Pennsylvania are involved in the conclusions set forth in our opinions, we are relying without independent investigation on the opinion of July 18, 2002 of Couch White LLP, special New York counsel to Valley, and of July 22, 2002 of the Law Offices of van der Hiel & Chappel, special Pennsylvania counsel to Applicants, which are being delivered to you, and the opinions expressed herein are subject to the assumptions, limitations and qualifications expressed therein. Their opinions regarding the laws of any State do not extend to municipal ordinances or the laws of political subdivisions. Our opinion is limited to the federal laws of the United States in force and effect on the date hereof.

Respectfully submitted,




/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                       Couch White, LLP                              James S. King
                                       540 Broadway
                                       P.O. Box 22222                         Direct Dial: (518) 320-3420
         C O U C H                     Albany, New York  12201-2222        Direct Telecopier: (518) 320-3492
         W H I T E                     (518) 426-4600                         email: jking@couchwhite.com
Counselors and Attorneys at Law        Telecopier: (518) 426-0376




                                  July 18, 2002


VIA EMAIL AND OVERNIGHT MAIL
----------------------------

Paul, Hasting, Janofsky & Walker, LLP
1299 Pennsylvania Avenue, N.W.
Tenth Floor
Washington, D.C. 20004
Attention:  William D. DeGrandis, Esq.

      Re:   Valley Energy, Inc. - Opinion Letter

Dear Paul, Hastings, Janofsky & Walker, LLP:

      We have been requested by Valley Energy, Inc. ("Valley Energy" or the "Company") to render this Opinion Letter in connection with the Application on Form U-1, of C&T Enterprises ("C&T"), Tri-County Rural Electric Cooperative, Inc., Claverack Rural Electric Cooperative, Inc., and Wilderness Area Utilities, Inc., which is on file with the Securities and Exchange Commission ("SEC"), as amended on May 6, 2002 ("Application").

      As New York regulatory counsel to Valley Energy, we are generally familiar with: (i) the Company's proposed acquisition of the Valley Cities and Waverly Gas Division assets of NUI Corporation, which was approved by the New York State Public Service Commission on March 27, 2002; and (ii) Valley Energy's proposed issuance of a long-term debt obligation to its parent corporation C&T.

      In rendering this Opinion, we examined originals, or photocopies of originals, of: (i) the Verified Joint Petition of NUI Utilities, Inc., C&T Enterprises, Inc. and Valley Energy, Inc. for Authority Pursuant to Section 70 of the Public Service Law to Transfer Gas Distribution and Transmission Assets and Exhibits, dated April 10, 2001; (ii) Asset Sale Agreement Between NUI Corporation and C&T Enterprises, Inc. dated November 4, 2000; (iii) Order Approving Transfer issued by the New York State Public Service Commission on March 27, 2002 in Case 01-G-0493; and (iv) Petition of Valley Energy, Inc., for Approval of the Issuance of a Note and Exhibits, dated June 24, 2002.





                Offices in: Albany, New York and Washington, D.C.
--------------------------------------------------------------------------------

July 18, 2002
Page 2


      As to any facts material to this opinion, we have relied upon the certifications, statements and representations of officers and other representatives of Valley Energy, C&T, and NUI Utilities, Inc., certificates of public officials, and the representatives and warranties included in the documents listed above. We have assumed that (A) such certifications, representations and warranties were when made, and on the date of consummation were also, true and correct, and (B) all conditions set forth in the documents were satisfied or waived by the appropriate party. We have otherwise undertaken no independent review or investigation of the factual basis for this Opinion Letter. Moreover, for purposes of this Opinion Letter, we have not undertaken any examination or investigation of: (i) any declarations, filings or registrations with, or notices to, or authorizations, consents or approvals that may relate to environmental permits; or (ii) any declarations, filings, registrations, notices, authorizations, consents or approvals which, if obtained or made, would not, in aggregate, have material effect on the proposed acquisition.

      In our examination and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing each of the aforementioned documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. We have assumed that there were no oral modifications or written agreements or understandings which limit, modify, or otherwise alter their terms, provision, and conditions of, or relate to the acquisition contemplated by the documents listed above. We have also assumed that (i) each of the aforementioned documents has been duly authorized, executed and delivered by each of the parties thereto, and that each of such documents constitutes the legal, valid and binding obligation of each party thereto; and (ii) the Board of Directors, officers, manager, member and other representatives, as applicable, of the applicable parties, have taken all corporate or limited liability company action necessary to authorize and consummate the acquisition proposed in the documents.

      Based on the foregoing and subject to the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

      1. The laws of the State of New York applicable to the acquisition have been complied with; and

      2. Valley Energy is a foreign corporation, as defined under the New York Business Corporations Law, authorized to do business in New York State.

      The opinion is limited to the laws of the State of New York, and we express no opinion as to the law of any other jurisdiction.

July 18, 2002
Page 3


      The Opinion Letter is solely for the benefit of Paul, Hastings, Janofsky & Walker LLP, and the SEC, in connection with the Application on Form U-1 filed with the SEC, and may not be used, quoted, or otherwise relied upon by the recipient, or by any other person or entity for any other purpose whatsoever without our written consent. The above notwithstanding, the Opinion Letter may be used as an exhibit to the Application. This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to bring to your attention any changes in our opinions expressed herein or other matter which may hereafter come to our attention.


                               Very truly yours,



                               /S/ COUCH WHITE, LLP
                               COUCH WHITE, LLP

JSK/glm

                                 Law Offices of
                             van der Hiel & Chappell
                           Fourteen South Main Street
                                   P.O. Box 57
Rudolph J. van der Hiel     Mansfield, PA 16933-0057              Robert E. Farr
   Robert W. Chappell            (570) 662-2157                    (1905-1970)
                               FAX (570) 662-3267


                                  July 18, 2002



Paul, Hasting, Janofsky & Walker, LLP
1299 Pennsylvania Avenue, N.W.
Tenth Floor
Washington, D.C.  20004
Attn:  William D. DeGrandis, Esquire

       RE: Valley Energy, Inc. - Opinion Letter

Dear Mr. DeGrandis:

       We have been requested by C&T Enterprises, Inc. ("C&T" and "Company") to render this Opinion Letter in connection with the Application on Form U-1 of C&T, Tri-County Rural Electric Cooperative, Inc., Claverak Rural Electric Cooperative, Inc., and Wilderness Area Utilities, Inc. (collectively, the "Applicants"), filed with the Securities and Exchange Commission ("SEC"), on December 19, 2001 and as amended on May 6, 2002 ("Application").

       As Commonwealth of Pennsylvania counsel to C&T, we are generally familiar with: (i) the Company's proposed acquisition of the Valley Cities and Waverly Gas Division assets of NUI Corporation, as approved by the Pennsylvania Utility Commission; and (ii) Valley Energy, Inc.'s ("Valley Energy") proposed issuance of a long-term debt obligation to its parent corporation C&T (collectively, the "Transaction").

       In rendering this Opinion, we examined originals, or photocopies of originals, of: (i) the Verified Joint Petition of NUI Utilities, Inc., C&T Enterprises, Inc. and Valley Energy, Inc. for Authority to Transfer Gas Distribution and Transmission Assets and Exhibits; (ii) Asset Sale Agreement Between NUI Corporation and C&T Enterprises, Inc., dated November 4, 2000; (iii) Order Approving Transfer issued by the Pennsylvania Public Utilities Commission; and Petition of Valley Energy, Inc., for Approval of the Issuance of a Note and Exhibits.


July 18, 2002

       As to any facts material to this opinion, we have relied upon the certifications, statements and representations of officers and other representatives of C&T, Valley Energy, and NUI Utilities, Inc., certificates of public officials, and the representatives and warranties included in the documents listed above. We have assumed that (A) such certifications, representations and warranties were when made, and on the date of consummation were also, true and correct, and (B) all conditions set forth in the documents were satisfied or waived by the appropriate party. We have otherwise undertaken no independent review or investigation of the factual basis for this Opinion Letter. Moreover, for purposes of this Opinion Letter, we have not undertaken any examination or investigation of: (i) any declarations, filings or registrations with, or notices to, or authorizations, consents or approvals that may relate to environmental permits; or (ii) any declarations, filings, registrations, notices, authorizations, consents or approvals which, if obtained or made, would not, in aggregate, have material effect on the proposed acquisition.

       In our examination and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing each of the aforementioned documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. We have assumed that there were no oral modifications or written agreements or understandings which limit, modify, or otherwise alter their terms, provision, and conditions of, or relate to the acquisition contemplated by the documents listed above. We have also assumed that (i) each of the aforementioned documents has been duly authorized, executed and delivered by each of the parties thereto, and that each of such documents constitutes the legal, valid and binding obligation of each party thereto; and (ii) the Board of Directors, officers, manager, member and other representatives, as applicable, of the applicable parties, have taken all corporate or limited liability company action necessary to authorize and consummate the acquisition proposed in the documents.

       Based on the foregoing and subject to the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

       1. The laws of the Commonwealth of Pennsylvania applicable to the proposed Transaction have been complied with;


July 18, 2002
Page 3

       2. Pennsylvania Public Utility Commission has Approved the Issuance of a Note by Valley Energy to C&T as a long-term debt obligation to fund the acquisition;

       3. Valley Energy is a Pennsylvania Corporation, as defined under the Commonwealth of Pennsylvania Corporations Law and is validly organized and duly existing;

       4. The stock issued by Valley Energy to C&T will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable charter or other document defining such rights and privileges;

       5. C&T will legally acquire the stock of Valley Energy; and

       6. The consummation of the proposed transaction will not violate the legal rights of the holders of any securities issued by the Applicants or any associate company thereof.

       The opinion is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinions as to the law of any other jurisdiction.

       The Opinion Letter is solely for the benefit of Paul, Hastings, Janofsky & Walker, LLP, and the SEC, in connection with the Application on Form U-1 filed with the SEC, and may not be used, quoted, or otherwise relied upon by the recipient, or by any other person or entity for any other purpose whatsoever without our written consent. The above notwithstanding, the Opinion Letter may be used as an exhibit to the Application. This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to bring to your attention any changes in our opinions expressed herein or other matter which may hereafter come to our attention.

                                        Very truly yours,

                                        LAW OFFICES OF
                                        VAN DER HIEL and CHAPPELL

                                   BY:  /s/ Robert W. Chappell
                                        Robert W. Chappell, Esquire
RWC/dmb